EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President — Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest Corporation® Announces First Quarter 2016 Results

•                  First quarter 2016 revenue of $621.5 million and a net loss of $6.1 million, or $0.24 per share.  Excluding certain identified items, a first quarter 2016 net loss of $5.9 million, or $0.23 per share.

•                  First quarter ABF Freight® operating results were impacted by reduced revenues combined with higher costs associated with handling additional shipments.  ABF Freight’s operating ratio was impacted by 0.7 percent associated with unfavorable workers’ compensation and casualty claims experience.

•                  ArcBest’s asset-light logistics revenue now represents nearly one-third of total revenue.

FORT SMITH Arkansas, April 29, 2016 — ArcBest Corporation® (Nasdaq: ARCB) today reported a first quarter 2016 net loss of $6.1 million, or $0.24 per share, compared to first quarter 2015 net income of $0.7 million, or $0.03 per share, reflecting a sluggish and inconsistent industrial and manufacturing economic environment.  From a longer-term perspective, investments are continuing in sales, customer service, equipment and information technology for ABF Freight and the asset-light logistics businesses in order to take advantage of growth opportunities with new and existing customers while improving operating efficiencies.  Revenue growth in those asset-light businesses reflects the positive effects of the recent Bear Transportation acquisition.  Continued success in the strategy of collaboration across the ArcBest enterprise contributed to load count increases at both Panther and ABF Logistics®.

Excluding certain items in both periods, ArcBest’s non-GAAP net loss was $5.9 million, or $0.23 per share, in first quarter 2016 compared to earnings of $1.0 million, or $0.04 per share, last year.  Operating results were impacted by a $0.07 per share increase in self-insurance expense at ABF Freight versus the prior-year period.

“Ongoing economic weakness continued to impact our business, consistent with trends that began in the fall of 2015,” said ArcBest Chairman, President and CEO Judy R. McReynolds. “We are encouraged by the on-going stability in LTL pricing and by the positive reception our customers have to the expanding array of services we offer in helping them better manage their complex supply chain issues.”

Freight Transportation (ABF Freight)

Results of Operations

First Quarter 2016

•                  Revenue of $439.5 million compared to $441.2 million in first quarter 2015, a per-day decrease of 2.0 percent. ABF Freight’s revenue comparison was impacted by lower fuel surcharges attributable to the significant year-over-year decrease in diesel fuel prices.

•                  Tonnage per day decrease of 0.9 percent compared to first quarter 2015.

•                  Total billed revenue per hundredweight decreased 1.2 percent compared to the prior year reflecting lower fuel surcharges.  Excluding fuel surcharge, the percentage increase on ABF Freight’s traditional LTL freight was in the low-single digits.

•                  An operating loss of $9.0 million and an operating ratio of 102.1 percent compared to breakeven operating income in first quarter 2015.   Excluding adjustments for nonunion pension settlement charges, an operating loss of $8.3 million and an operating ratio of 101.9 percent.  First quarter 2016 results included a $2.9 million increase in workers’ compensation and casualty claims expense versus the prior-year period.

In addition to the fuel impact, ABF Freight’s first quarter revenue decline was due to reduced freight tonnage levels associated with weak U.S. manufacturing; high customer inventory levels and excess industry capacity available to move larger-sized shipments.  While total quarterly revenue was lower, ABF Freight’s two percent daily shipment count increase caused the need for additional labor and freight handling resources in order to maintain customer service.  Typically, lower business levels and customer mix changes reduce first quarter resource utilization resulting in a higher portion of ABF Freight’s cost structure being fixed in nature, relative to the seasonally stronger period in the remainder of the year.  ABF Freight’s account pricing remains solid, considering the current freight environment.  Maintenance costs are beginning to reflect the benefits of new equipment purchases made in 2015 and in early 2016.   ABF Freight’s first quarter 2016 workers’ compensation and third-party casualty claims costs were significantly above ten-year historical averages reflecting both an increase in the number and severity of claims. Despite the inclusion of these unusually higher self-insurance costs, ABF Freight’s first quarter operating ratio, relative to the fourth quarter, was in-line with the average of recent years.

Asset-Light Logistics

Results of Operations

First Quarter 2016

•                  Revenue of $194.7 million compared to $183.7 million in first quarter 2015.

•                  Asset-light revenue equaled 31 percent of total consolidated revenue, compared to 29 percent during the same period last year.

•                  First quarter 2016 earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $4.9 million compared to EBITDA in the first quarter of 2015 of $6.6 million.

During the first quarter, ArcBest’s total asset-light revenue increase was driven by ABF Logistics’ December 2015 brokerage acquisition and new customers at FleetNet America®.  Though, as expected during integration, the Bear Transportation acquisition was not accretive to ArcBest’s first quarter results, it is providing additional brokerage revenue and shipments and its integration is on schedule.  By providing solutions to customers’ logistics challenges, the asset-light businesses continued to generate solid growth in shipments and business levels during the first quarter.  However, revenue per shipment for ABF Logistics and Panther was suppressed by the effect of lower fuel prices and the impact of excess, available truckload capacity in the spot market.  In addition, continued changes in the year-over-year business mix of Panther’s shipments have resulted in shorter average lengths of haul and the need for a higher proportion of smaller cargo vans and straight trucks and fewer tractor trailers.  This change in business mix has contributed to lower revenue and profit margin, on a per-shipment basis, compared to the prior year quarter.  ABF Moving, which typically experiences its lowest operating results in the first quarter, reported lower revenue versus last year primarily due to fewer government shipments despite increased consumer and corporate business levels.

Conference Call

ArcBest Corporation will host a conference call with company executives to discuss the 2016 first quarter results. The call will be today, Friday, April 29, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties are invited to listen by calling (888) 223-4508. Following the call, a recorded playback will be available through the end of the day on June 15, 2016. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21809359. The conference call and playback can also be accessed, through June 15, 2016, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest Corporation® (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands — ABF Freight®, ABF Logistics®, Panther Premium Logistics®, FleetNet America®, U-Pack® and ArcBest Technologies — apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com, abf.com, pantherpremium.com, fleetnetamerica.com and upack.com. ArcBest Corporation®. The Skill & The Will®.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended March 31, 2016 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These forward-looking statements are based on management’s belief, assumptions and expectations as of the date hereof, and not guarantees of future performance and involve certain risks and uncertainties (some of which are beyond our control). Although management believes that the expectations reflected in these forward-looking statements are reasonable as and when made, there can be no assurance our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; competitive initiatives and pricing pressures; governmental regulations; environmental laws and regulations, including emissions-control regulations; the cost, integration, and performance of any future acquisitions; relationships with employees, including unions, and our ability to attract and retain employees and/or independent owner operators; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; potential impairment of goodwill and intangible assets; availability and cost of reliable third-party services; litigation or claims asserted against us; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; the loss of key employees or the inability to execute succession planning strategies; the impact of our brands and corporate reputation; the cost, timing, and performance of growth initiatives; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; and other financial, operational and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest Corporation and its subsidiary companies.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31
	2016	2015
	(Unaudited)
	($ thousands, except share and per share data)

REVENUES	$621,455	$613,276

OPERATING EXPENSES	630,720	611,996

OPERATING INCOME (LOSS)	(9,265)	1,280

OTHER INCOME (COSTS)
Interest and dividend income	401	234
Interest and other related financing costs	(1,247)	(1,002)
Other, net	366	400
	(480)	(368)

INCOME (LOSS) BEFORE INCOME TAXES	(9,745)	912

INCOME TAX PROVISION (BENEFIT)	(3,642)	167

NET INCOME (LOSS)	$(6,103)	$745

EARNINGS (LOSS) PER COMMON SHARE(1)
Basic	$(0.24)	$0.03
Diluted	$(0.24)	$0.03

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,822,522	26,051,038
Diluted	25,822,522	26,588,518

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.06

(1)     ArcBest uses the two-class method for calculating earnings per share. This method, as calculated below, requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

NET INCOME (LOSS)	$(6,103)	$745

EFFECT OF UNVESTED RESTRICTED STOCK AWARDS	(18)	(19)

ADJUSTED NET INCOME (LOSS) FOR CALCULATING EARNINGS PER COMMON SHARE	$(6,121)	$726

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31 2016	December 31 2015
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$134,788	$164,973
Short-term investments	69,608	61,597
Restricted cash	1,385	1,384
Accounts receivable, less allowances (2016 — $4,399; 2015 — $4,825)	226,796	236,097
Other accounts receivable, less allowances (2016 — $1,085; 2015 — $1,029)	6,854	6,718
Prepaid expenses	24,725	20,801
Deferred income taxes	36,510	38,443
Prepaid and refundable income taxes	28,082	18,134
Other	5,012	3,936
TOTAL CURRENT ASSETS	533,760	552,083

PROPERTY, PLANT AND EQUIPMENT
Land and structures	280,510	273,839
Revenue equipment	700,078	699,844
Service, office, and other equipment	148,675	145,286
Software	130,318	127,010
Leasehold improvements	25,645	25,419
	1,285,226	1,271,398
Less allowances for depreciation and amortization	802,620	788,351
	482,606	483,047
GOODWILL	96,577	96,465
INTANGIBLE ASSETS, NET	76,300	76,787
OTHER ASSETS	55,988	54,527

	$1,245,231	$1,262,909
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$139,607	$130,869
Income taxes payable	—	91
Accrued expenses	176,918	188,727
Current portion of long-term debt	45,905	44,910
TOTAL CURRENT LIABILITIES	362,430	364,597

LONG-TERM DEBT, less current portion	157,485	167,599
PENSION AND POSTRETIREMENT LIABILITIES	56,603	51,241
OTHER LIABILITIES	12,206	12,689
DEFERRED INCOME TAXES	79,256	78,055

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2016: 27,950,867 shares; 2015: 27,938,319 shares	280	279
Additional paid-in-capital	311,199	309,653
Retained earnings	368,636	376,827
Treasury stock, at cost, 2016: 2,214,146 shares; 2015: 2,080,187 shares	(73,137)	(70,535)
Accumulated other comprehensive loss	(29,727)	(27,496)
TOTAL STOCKHOLDERS’ EQUITY	577,251	588,728

	$1,245,231	$1,262,909

Note: The balance sheet at December 31, 2015 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31
	2016	2015
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income (loss)	$(6,103)	$745
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24,164	21,084
Amortization of intangibles	987	1,148
Pension settlement expense	900	1,119
Share-based compensation expense	1,709	1,647
Provision for losses on accounts receivable	82	312
Deferred income tax provision	5,212	1,507
Gain on sale of property and equipment	(311)	(310)
Changes in operating assets and liabilities:
Receivables	9,569	(902)
Prepaid expenses	(3,998)	(1,689)
Other assets	(2,954)	456
Income taxes	(10,211)	(2,426)
Accounts payable, accrued expenses, and other liabilities	(6,884)	(11,759)
NET CASH PROVIDED BY OPERATING ACTIVITIES	12,162	10,932

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(13,357)	(16,546)
Proceeds from sales of property and equipment	2,435	977
Purchases of short-term investments	(15,745)	—
Proceeds from sale of short-term investments	7,840	—
Business acquisitions, net of cash acquired	—	(5,170)
Capitalization of internally developed software	(2,668)	(2,087)
NET CASH USED IN INVESTING ACTIVITIES	(21,495)	(22,826)

FINANCING ACTIVITIES
Borrowings under credit facilities	—	70,000
Borrowings under accounts receivable securitization program	—	35,000
Payments on long-term debt	(11,066)	(77,254)
Net change in book overdrafts	(5,095)	(2,005)
Net change in restricted cash	(1)	—
Deferred financing costs	—	(824)
Payment of common stock dividends	(2,088)	(1,584)
Purchase of treasury stock	(2,602)	(2,459)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(20,852)	20,874

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(30,185)	8,980
Cash and cash equivalents at beginning of period	164,973	157,042
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$134,788	$166,022

NONCASH INVESTING ACTIVITIES
Accruals for equipment received	$8,486	$163
Equipment financed	$1,947	$—

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended March 31
	2016		2015
	(Unaudited)
	($ thousands, except percentages)
Freight Transportation (ABF Freight)

Operating Income (Loss) ($) Operating Ratio (% of revenues)
Amounts on a GAAP basis	$(8,999)	102.1%	$43	100.0%
Pension settlement expense	677	(0.2)	840	(0.2)
Non-GAAP amounts	$(8,322)	101.9%	$883	99.8%

	Three Months Ended March 31
	2016	2015
	(Unaudited)
	($ thousands, except per share data)
ArcBest Corporation — Consolidated

Operating Income (Loss)
Amounts on a GAAP basis	$(9,265)	$1,280
Pension settlement expense	900	1,119
Non-GAAP amounts	$(8,365)	$2,399

Net Income (Loss)
Amounts on a GAAP basis	$(6,103)	$745
Life insurance proceeds and changes in cash surrender value	(355)	(404)
Pension settlement expense, after-tax	550	684
Non-GAAP amounts	$(5,908)	$1,025

Diluted Earnings (Loss) Per Share
Amounts on a GAAP basis	$(0.24)	$0.03
Life insurance proceeds and changes in cash surrender value	(0.01)	(0.02)
Pension settlement expense, after-tax	0.02	0.03
Non-GAAP amounts	$(0.23)	$0.04

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES — Continued

	Three Months Ended March 31
	2016	2015
	(Unaudited)
	($ thousands)
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

ArcBest Corporation — Consolidated

Net income (loss)	$(6,103)	$745
Interest and other related financing costs	1,247	1,002
Income tax provision (benefit)	(3,642)	167
Depreciation and amortization	25,151	22,232
Amortization of share-based compensation	1,709	1,647
Amortization of actuarial losses of benefit plans and pension settlement expense(1)	2,069	2,193
Adjusted EBITDA	$20,431	$27,986

(1)         Consolidated pension settlement expense totaled $0.9 million (pre-tax) and $1.1 million (pre-tax) for the three months ended March 31, 2016 and 2015, respectively.

	Three Months Ended March 31 2016			Three Months Ended March 31 2015
	Operating Income (Loss)	Depreciation and Amortization	EBITDA	Operating Income (Loss)	Depreciation and Amortization	EBITDA
	(Unaudited)
	($ thousands)
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

Asset-Light Logistics

Premium Logistics (Panther)(2)	$256	$2,837	$3,093	$1,195	$2,924	$4,119
Transportation Management (ABF Logistics)	666	424	1,090	775	284	1,059
Emergency & Preventative Maintenance (FleetNet)	984	287	1,271	1,170	283	1,453
Household Goods Moving Services (ABF Moving)	(749)	203	(546)	(363)	350	(13)
Total asset-light logistics	$1,157	$3,751	$4,908	$2,777	$3,841	$6,618

(2)         Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software associated with the June 15, 2012 acquisition of Panther.

Non-GAAP Financial Measures. We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios, such as EBITDA and Adjusted EBITDA, utilized for internal analysis provides analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, using these measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management’s opinion, do not reflect our core operating performance.  Furthermore, management uses EBITDA and Adjusted EBITDA as a key measure of performance and for business planning. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our Amended and Restated Credit Agreement. Other companies may calculate EBITDA differently; and therefore, our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by GAAP.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended March 31
	2016		2015
	(Unaudited)
	($ thousands)
REVENUES
Freight Transportation (ABF Freight)	$439,508		$441,207

Premium Logistics (Panther)	66,078		75,292
Transportation Management (ABF Logistics)	66,947		47,372
Emergency & Preventative Maintenance (FleetNet)	43,564		42,489
Household Goods Moving Services (ABF Moving)	18,144		18,568
Total asset-light logistics	194,733		183,721

Other and eliminations	(12,786)		(11,652)
Total consolidated revenues	$621,455		$613,276

OPERATING EXPENSES
Freight Transportation (ABF Freight)
Salaries, wages, and benefits	$296,607	67.5%	$278,371	63.1%
Fuel, supplies, and expenses	66,689	15.2	79,026	17.9
Operating taxes and licenses	11,980	2.7	11,996	2.7
Insurance	6,466	1.5	5,785	1.3
Communications and utilities	4,372	1.0	3,985	0.9
Depreciation and amortization	20,392	4.6	17,400	3.9
Rents and purchased transportation	39,696	9.0	41,844	9.5
Gain on sale of property and equipment	(172)	—	(244)	—
Pension settlement expense(1)	677	0.2	840	0.2
Other	1,800	0.4	2,161	0.5
	448,507	102.1%	441,164	100.0%

Premium Logistics (Panther)
Purchased transportation	$48,851	73.9%	$56,044	74.4%
Depreciation and amortization(2)	2,837	4.3	2,924	3.9
Salaries, benefits, insurance, and other	14,134	21.4	15,129	20.1
	65,822	99.6%	74,097	98.4%

Transportation Management (ABF Logistics)	66,281		46,597
Emergency & Preventative Maintenance (FleetNet)	42,580		41,319
Household Goods Moving Services (ABF Moving)	18,893		18,931
Total asset-light logistics(1)	193,576		180,944

Other expenses and eliminations(1)	(11,363)		(10,112)
Total consolidated operating expenses and costs(1)	$630,720		$611,996

(1)         Pension settlement expense totaled $0.9 million (pre-tax) and $1.1 million (pre-tax) on a consolidated basis for the three months ended March 31, 2016 and 2015, respectively.  For the three months ended March 31, 2016 and 2015, pre-tax pension settlement expense of $0.7 and $0.8 million, respectively, was reported by ABF Freight, $0.2 million was reported in Other and eliminations, and less than $0.1 million was reported by the asset-light logistics segments.

(2)         Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software associated with the June 15, 2012 acquisition of Panther.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS — Continued

	Three Months Ended March 31
	2016	2015
	(Unaudited)
	($ thousands)
OPERATING INCOME (LOSS)
Freight Transportation (ABF Freight)(1)	$(8,999)	$43

Premium Logistics (Panther)	256	1,195
Transportation Management (ABF Logistics)	666	775
Emergency & Preventative Maintenance (FleetNet)	984	1,170
Household Goods Moving Services (ABF Moving)	(749)	(363)
Total asset-light logistics	1,157	2,777

Other loss and eliminations	(1,423)	(1,540)
Total consolidated operating income (loss)	$(9,265)	$1,280

(1)         ABF Freight’s operating income for all periods presented was impacted by pension settlement expense. (See reconciliation of GAAP operating income to non-GAAP operating income in the Freight Transportation table previously presented.)

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended
	March 31
	2016	2015	% Change
	(Unaudited)

Freight Transportation (ABF Freight)

Workdays	63.5	62.5

Billed Revenue(1) / CWT	$27.72	$28.06	(1.2)%

Billed Revenue(1) / Shipment	$356.25	$372.56	(4.4)%

Shipments	1,236,323	1,188,797	4.0%

Shipments / Day	19,470	19,021	2.4%

Tonnage (tons)	794,472	789,331	0.7%

Tons / Day	12,511	12,619	(0.9)%

(1)         Revenue for undelivered freight is deferred for financial statement purposes in accordance with ABF Freight’s revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes. Billed revenue has been adjusted to exclude intercompany revenue that is not related to freight transportation services.

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